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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
MOVIE GALLERY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, June 13, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Movie Gallery, Inc. (the "Company") will be held at the Ritz-Carlton—Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, June 13, 2002, at 10:00 a.m. (Eastern Time) for the following purposes:

  (1)
  To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

  (2)
  To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock from 35,000,000 to 65,000,000; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 25, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

        Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

S. Page Todd Senior Vice President, General Counsel and Secretary

Dothan, Alabama
May 18, 2002

MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

         ANNUAL MEETING OF STOCKHOLDERS
June 13, 2002
PROXY STATEMENT
INTRODUCTION

        This Proxy Statement is furnished to the stockholders of Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on June 13, 2002, and at any and all adjournments thereof (the "Annual Meeting").

        A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors; and (ii) the amendment of the Company's Certificate of Incorporation to increase the authorized shares of common stock from 35,000,000 to 65,000,000. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

        Any proxy given may be revoked at any time prior to its exercise by filing with S. Page Todd, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

        It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, or in person, to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 18, 2002.

VOTING SECURITIES

        Only holders of record of the Company's voting securities at the close of business on April 25, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 27,485,088 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

        Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors.

        Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the five management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

        The affirmative vote of at least a majority of the issued and outstanding shares of Common Stock is required to adopt the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. Shares as to which authority is withheld, abstentions and broker shares that are not voted will have the effect of a vote against this proposal. Approval of any other matters to be brought before the Annual Meeting (not including the election of directors and the Amendment to the Certificate of Incorporation) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to the proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 25, 2002, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by (i) each director of the Company, (ii) the Chief Executive Officer and each of the four other executive officers of the Company named in the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" and (iii) all directors and executive officers as a group. The Company believes that, unless otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock they own.

Name and Address (1)	Number of Shares Of Common Stock Beneficially Owned (2)	Percentage Of Outstanding
Joe Thomas Malugen (3)	6,053,400(4)	22.02%
H. Harrison Parrish	5,713,758(5)	20.79%
J. Steven Roy	428,250(6)	1.53%
Jeffrey S. Stubbs	64,970(7)	*
S. Page Todd	371,752(8)	1.33%
William B. Snow	218,750(9)	*
Sanford C. Sigoloff	263,750(10)	*
Philip B. Smith	88,750(11)	*
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,926,075(12)	7.01%
All executive officers and directors as a group (13 persons)	13,265,538(13)	45.81%

*
Less than 1%.

(1)
Unless otherwise noted, the address for all persons listed is c/o the Company at 900 West Main Street, Dothan, Alabama 36301.

(2)
Pursuant to the regulations of the SEC, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(3)
Mr. Malugen is the Chairman of the Board, President and Chief Executive Officer of the Company.

(4)
Includes 206,167 shares that Mr. Malugen has contractually agreed to sell pursuant to a variable forward sale contract and that are pledged as collateral under that agreement.

(5)
Includes 40 shares held as custodian for Mr. Parrish's daughter and 585 shares held by his spouse and includes 412,333 shares that Mr. Parrish has contractually agreed to sell pursuant to a variable forward sale contract and that are pledged as collateral under that agreement.

(6)
Includes 4,500 shares held in joint tenancy with Mr. Roy's wife and includes 423,750 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within 60 days) and excludes 132,500 shares that are subject to options that are not exercisable within 60 days.

(7)
Includes 64,970 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within 60 days) and excludes 123,713 shares that are subject to options that are not exercisable within 60 days.

(8)
Includes 1,215 shares held in trust for Mr. Todd's daughter and 368,812 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within 60 days) and excludes 79,688 shares that are subject to options that are not exercisable within 60 days.

(9)
Includes 218,750 shares that are not outstanding, but are subject to currently exercisable stock options.

(10)
Includes 230,000 shares that are not outstanding, but are subject to currently exercisable stock options.

(11)
Includes 83,750 shares that are not outstanding, but are subject to currently exercisable stock options.

(12)
This information is based upon a Schedule 13G filed with the SEC on February 14, 2002.

(13)
Includes 1,474,690 shares that are not outstanding but are subject to currently exercisable options (including those that become exercisable within 60 days) and excludes 667,322 shares that are subject to options that are not exercisable within 60 days.

ELECTION OF DIRECTORS

Nominees

        Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors believes that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees and certain biographical information about them are set forth below:

        Joe Thomas Malugen, age 50, co-founded Movie Gallery in 1985 and has been its Chairman of the Board and Chief Executive Officer since that time. Mr. Malugen was appointed President of the Company effective January 4, 2002. Prior to the Company's initial public offering in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of the Company beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland School of Law, Samford University and his LL.M. (in Taxation) from New York University School of Law.

        H. Harrison Parrish, age 54, co-founded the Company in 1985 and has served as a Director of the Company since that time. Mr. Parrish served as President of the Company from 1985 until his resignation on January 4, 2002, at which time Mr. Parrish assumed the position of Senior Vice President. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

        William B. Snow, age 70, has served as Vice Chairman of the Board since July 1994. Mr. Snow served as Executive Vice President and Chief Financial Officer of the Company from July 1994 until May 1996. From May 1996 until April 2001, Mr. Snow served as a consultant to the Company. Mr. Snow was the Executive Vice President and Chief Financial Officer and a Director of Consolidated Stores Corporation, a publicly held specialty retailer, from 1985 until he retired in June 1994. Mr. Snow is a director of Homeland Stores, Inc., a publicly traded company. Mr. Snow is a Certified Public Accountant, and he received his Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his Masters in Taxation from DePaul University.

        Sanford C. Sigoloff, age 71, became a director of the Company in September 1994. Since 1989, Mr. Sigoloff has been Chairman of the Board, President and Chief Executive Officer of Sigoloff & Associates, Inc., a management consulting company. In August 1989, LJ Hooker Corporation, a client of Sigoloff & Associates, Inc., appointed Mr. Sigoloff to act as its Chief Executive Officer during its reorganization under Chapter 11 of the United States Bankruptcy Code. From March 1982 until 1988, Mr. Sigoloff was Chairman of the Board, President, and Chief Executive Officer of Wickes Companies, Inc., one of the largest retailers in the United States. Mr. Sigoloff is a director of Kaufman and Broad Home Corporation, a publicly held company. In addition, Mr. Sigoloff is an adjunct full professor at the John E. Anderson Graduate School of Management at the University of California at Los Angeles.

        Philip B. Smith, age 66, became a director of the Company in September 1994. Mr. Smith is currently serving as Vice Chairman of the Board of Laird & Co., LLC, and IQ Ventures, Inc., merchant banks. In addition, from 1991 until August 1998, Mr. Smith served as Vice Chairman of the Board of Spencer Trask Securities Incorporated, an investment banking firm. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City. From 1981 to 1984, he served as Executive Vice President and Group Executive of the worldwide corporations group at Irving Trust Company. Prior to joining Irving Trust Company, he was at Citibank for 15 years, where he founded Citicorp Venture Capital as President and Chief Executive Officer. Since 1988, he has also been the managing general partner of Private Equity Partnership, L.P. Mr. Smith is a director of several private companies. Mr. Smith graduated from Princeton University, BSE, and Harvard Graduate School of Business, MBA, and he has also served as an adjunct professor at Columbia University Graduate School of Business.

        The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Meetings; Attendance; Committees

        The Board of Directors of the Company held three meetings during the fiscal year ended January 6, 2002. Each director during the past fiscal year attended at least 75% of the total number of the Company's Board meetings and committee meetings (on which such director served) held during the fiscal year ended January 6, 2002.

        The Board of Directors of the Company has an Audit Committee and Compensation Committee, but does not have a Nominating Committee.

        Audit Committee. The members of the Audit Committee currently are Messrs. Snow, Sigoloff and Smith. The Audit Committee met eight times during the fiscal year ended January 6, 2002. The duties of the Audit Committee are set forth in the "Report of the Audit Committee."

        Compensation Committee. The members of the Compensation Committee currently are Messrs. Snow, Sigoloff and Smith. The Compensation Committee held one meeting during the fiscal year ended January 6, 2002. The Compensation Committee's duties are set forth in the "Joint Report of the Board of Directors and Compensation Committee on Executive Compensation."

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended January 6, 2002, December 31, 2000, and January 2, 2000, for the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"):

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Shares of Common Stock Underlying Options
Name and Principal Position	Period Ended	Salary	Bonus	Other Annual Compensation
Joe Thomas Malugen Chairman, President and Chief Executive Officer	January 6, 2002 December 31, 2000 January 2, 2000	$400,632 346,518 207,692	$103,581 — —	$32,986(1) 26,160(2) 26,160(2)	$ — — —
H. Harrison Parrish Senior Vice President and Director	January 6, 2002 December 31, 2000 January 2, 2000	400,000 346,154 207,692	103,581 — —	28,563(3)(4) 26,160(2) 26,160(2)	— — —
J. Steven Roy Executive Vice President and Chief Financial Officer	January 6, 2002 December 31, 2000 January 2, 2000	292,000 269,115 182,067	72,956 38,539 62,572	8,160(2) 8,160(2) 8,160(2)	— 20,000(5) 60,000(5)
Jeffrey S. Stubbs Executive Vice President—Operations	January 6, 2002 December 31, 2000 January 2, 2000	207,231 168,846 98,192	46,424 29,173 20,729	6,000(2) 6,000(2) 6,000(2)	— 20,000(5) 40,000(5)
S. Page Todd Senior Vice President, Secretary and General Counsel	January 6, 2002 December 31, 2000 January 2, 2000	203,000 186,846 142,885	34,435 28,689 29,300	8,000(2) 8,053(2) 8,160(2)	— 15,000(5) 30,000(5)

(1)
Includes $26,160 for an automobile allowance and $6,826 for personal use of the Company's aircraft.

(2)
Automobile allowance.

(3)
Includes $26,160 for an automobile allowance and $2,403 for personal use of the Company's aircraft.

(4)
Mr. Parrish's total annual compensation will be lowered to $90,000 as of May 13, 2002, to reflect his resignation, effective January 4, 2002, as the Company's President.

(5)
Includes options granted under our stock option plan, which become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.

        Director Compensation. Members of the Board of Directors who are not officers of the Company receive an annual fee of $16,000 and receive fees of $1,000 for each Board meeting and $500 for each committee meeting they attend. The Company has granted, at or above the fair market value of the Common Stock on the date of the grant, vested options to purchase 263,750 shares of Common Stock to each of Messrs. Sigoloff and Smith, and vested options to purchase 342,500 shares of Common Stock to Mr. Snow.

        Employment and Consulting Arrangements. Messrs. Malugen and Parrish have each entered into two-year employment agreements with the Company, effective August 1994, which are automatically renewed annually unless notice is delivered by either party six months prior to the end of the term. The agreements were amended in April 2000, to increase the base annual salary payable to Messrs. Malugen and Parrish. Under the terms of the agreements, as amended, Messrs. Malugen and Parrish currently receive an annual base salary of $420,632 and $400,000, respectively, subject to increase by the Compensation Committee, and each of them is eligible to receive a bonus in an amount to be determined annually by the Board of Directors. In the event of the death of either

Mr. Malugen or Mr. Parrish, his legal representative will be entitled to receive compensation through the last day of the calendar month in which his death occurred, as well as a $50,000 payment. If either Mr. Malugen or Mr. Parrish becomes disabled such that he is unable to perform his duties under his employment agreement, he shall be entitled to receive 100% of his salary for a 90-day period. In addition to salary and bonus, the Company is required to provide each of Messrs. Malugen and Parrish with a monthly car allowance of $2,180. Due to his resignation as President of the Company, Mr. Parrish's employment agreement will be amended as of May 13, 2002 to decrease his annual base salary to $90,000 and to eliminate his monthly car allowance.

        Messrs. Roy, Stubbs and Todd have each entered into one-year employment agreements with the Company, effective November 1997, October 1999, and November 1997, respectively, which are automatically renewed annually unless notice is delivered by either party thirty days prior to the end of the term. Under the terms of the agreements, Messrs. Roy, Stubbs and Todd receive an annual base salary, subject to increase by the Compensation Committee, currently $306,000, $248,400, and $213,150, respectively, and are eligible to receive a bonus under the Company's bonus plan. The agreements also provide for, among other things, an automobile allowance and other benefits applicable to executive personnel. The employment agreements provide for termination by the Company for cause at any time. In the event the Company chooses to terminate the executive's employment for reasons other than for cause or for disability, or in the event of the executive's resignation from the Company upon constructive termination (i.e., removal of the executive from his elected position or material change in the functions, duties or responsibilities of the executive without his consent, in either event, other than for cause or voluntary termination, or material, non-voluntary reduction in base salary and eligibility for bonus amounts), the executive would be entitled to an amount equal to twelve months of base salary. In the event of a change in control, as defined in the agreements, Messrs. Roy, Stubbs and Todd would each be entitled to receive an amount equal to eighteen months of base salary.

        Stock Options. No stock options were granted under the Company's 1994 Stock Plan, as amended (the "Stock Plan"), to any of the Named Executives during the fiscal year ended January 6, 2002. The following table sets forth certain information with respect to stock option exercises during the fiscal year ended January 6, 2002, and the value of unexercised stock options at that year's end.

			Number of Shares of Common Stock Underlying Unexercised Options At Year-End
				Value of Unexercised In-the-money Options At Year-End ($)(1)
Name	Shares Acquired On Exercise	Value Realized($)	Exercisable/ Unexercisable
				Exercisable/ Unexercisable
J. Steven Roy	105,000	1,497,287	423,750/112,500	3,980,051/1,468,938
Jeffrey S. Stubbs	88,817	1,295,046	64,970/93,713	848,894/1,226,340
S. Page Todd	129,000	1,911,375	368,812/64,688	3,092,652/847,060

(1)
Market value of underlying securities at year-end ($14.76), minus the exercise price of "in-the-money" options.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        Messrs. Sigoloff, Smith and Snow currently serve as members of the Compensation Committee. No interlocking relationship exists between the Company's board of directors and the board of directors or compensation committee of any other company.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 10 hereof shall not be incorporated by reference into any of such filings.

JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company is composed entirely of outside directors. The Compensation Committee reviews the compensation levels and benefits of the Chief Executive Officer and President and the other executive officers of the Company at least annually. The Committee attempts to establish compensation structures which reward past performance and which serve to retain and provide incentive to the executive officers. The primary components of the Company's compensation structure are base salary, bonuses and stock option grants.

        Base Salary.    In determining the base salaries of executives, the Compensation Committee considers a variety of factors, which include the overall financial performance of the Company as well as the executive's performance, job responsibilities, current and long-term value to the Company, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Although much of the base salary determination is subjective, the evaluations and recommendations of superiors provide necessary insight to the Committee.

        Bonus Plans.    The Company has two executive officer bonus plans that are reviewed and approved by the Compensation Committee on an annual basis. These plans are intended to recognize and reward contributions to the Company and are tied to the Company's level of achievement of annual operating cash flow targets, thereby establishing a direct link between each executive officer's bonus and the Company's profitability. Bonuses under these plans are payable in March of each year following the completion of the annual audit of the Company's financial statements for the previous fiscal year. Bonuses are only paid to executive officers that are employed by the Company on the date of payment and thus, are not earned until paid. The bonus plan applicable to Messrs. Malugen, Roy and Stubbs is an annual plan based solely upon the Company's level of attainment of pre-determined operating cash flow objectives. The bonus plan applicable to the other executive officers of the Company is an annual plan that provides for clearly defined and quantifiable individual performance objectives. Each executive officer receives an individual performance rating based upon the achievement of such individual performance objectives. These individual performance ratings are then subject to a corporate performance multiplier based upon the Company's level of attainment of pre-determined operating cash flow objectives. Pursuant to these plans, bonuses were paid to all of the executive officers of the Company in March 2002 for the fiscal year ended January 6, 2002.

        Stock Option Grants.    The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon hiring executive officers and other key employees, the administrator of the Company's Stock Plan (currently the entire Board of Directors and hereinafter "Plan Administrator") will typically recommend stock option grants to those persons under the Stock Plan, subject to applicable vesting periods. Thereafter, the Plan Administrator will consider awarding grants, usually on an annual basis. The Board of Directors believes that these additional annual grants will provide incentive for executive officers to remain with the Company. Options will be granted at or above the market price of the Company's Common Stock on the date of grant and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to other executive officers and key employees. In determining the size of the periodic grants, the Plan Administrator will consider various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the following fiscal year. No options were granted to any of the executive officers during the fiscal year ended January 6, 2002.

        Compensation of the Chief Executive Officer and President.    The Compensation Committee has reviewed and approved an annual salary of $420,632 for Mr. Malugen. In establishing this annual salary, the Compensation Committee considered the financial results of the Company, as well as Mr. Malugen's individual job performance, during the last fiscal year. Mr. Parrish served as President of the Company until January 4, 2002, and his current annual salary is $400,000; however, Mr. Parrish's total annual compensation will be lowered to $90,000 as of May 13, 2002, to reflect his resignation as President of the Company. Messrs. Malugen and Parrish each received a bonus in the amount of $263,561 for the fiscal year ended January 6, 2002. These bonuses were paid in March 2002, pursuant to the executive bonus plan described above.

        The Board of Directors and the Compensation Committee provide the foregoing report on executive compensation for inclusion in the proxy statement:

Joe Thomas Malugen, Chairman
H. Harrison Parrish
William B. Snow
Sanford C. Sigoloff
Philip B. Smith

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

        The Audit Committee of the Company is composed entirely of independent directors in compliance with the audit committee independence requirements adopted by the Securities and Exchange Commission. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, the nature of the services to be performed by and the fees to be paid to the independent auditors of the Company, and the rendering of "fairness" determinations concerning transactions between the Company and its directors and officers.

        The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is attached as Appendix "A" to this Proxy Statement.

        The Audit Committee Members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the independent auditors, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the Committee has discussed with independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 6, 2002, for filing with the Securities and Exchange Commission.

        The Audit Committee provides the foregoing report for inclusion in the proxy statement:

Philip B. Smith, Chairman
Sanford C. Sigoloff
William B. Snow

        Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees. Ernst & Young LLP has audited the consolidated financial statements of the Company for many years and during the fiscal year ended January 6, 2002, provided both audit and non-audit services. Fees for the fiscal year 2001 audit of the Company's consolidated financial statements and the reviews of quarterly reports on Form 10-Q were $168,000, and all other fees were $178,761, including fees for audit related services of $114,839 and fees for non-audit services of $63,922. The audit related services include fees related to Audit Committee meetings, accounting consultations, employee benefit plan audit and various other accounting and reporting matters. The non-audit services include fees for income tax return preparation and tax consulting. Ernst & Young LLP did not provide any services related to financial information systems design and implementation during the last fiscal year.

        One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMPANY PERFORMANCE

        The following graph sets forth a comparison of cumulative total returns for the Company's common stock, the Nasdaq Stock Market (U.S. Companies) and a peer group selected by the Company for the last five fiscal years. The peer group consists of those companies against which the Company's performance is generally compared in industry analyst reports, specifically, Blockbuster, Inc. ("Blockbuster"), which is listed on the New York Stock Exchange, and Hollywood Entertainment Corporation ("Hollywood") and Hastings Entertainment, Inc. ("Hastings"), each of which is listed on the Nasdaq National Market (collectively, the "Peer Group"). The returns for the Peer Group were weighted according to each issuer's market capitalization.

Comparison of Cumulative Total Return

	1/3/1997	1/2/1998	12/31/1998	12/31/1999	12/29/2000	1/4/2002
Movie Gallery, Inc. Index	$100.000	$23.077	$54.808	$33.174	$25.000	$255.462
Nasdaq Stock Market (U.S. Companies) Index	$100.000	$121.417	$170.036	$315.924	$190.022	$159.137
Peer Group Index	$100.000	$54.430	$119.922	$59.595	$17.060	$79.081

        The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Group each was $100 on January 3, 1997, and that all dividends were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal year ended January 6, 2002, the Company paid Air Conditioning Associates, Inc. $243,399 for services and materials relating to the repair and maintenance of our HVAC systems and other general repair and maintenance. Mr. Malugen's father-in-law and brother-in-law own Air Conditioning Associates, Inc.

        During the last fiscal year, the Company paid J. Todd, Inc., d/b/a Todd & Sons, $126,977 for certain clothing and promotional items during fiscal 2001. Mr. Todd's brother owns J. Todd, Inc.

        As of January 6, 2002, the Company had made loan advances totaling $125,000 to ECHO, LLC, a supply sales and distribution company in which the Company owns a one-third interest. In addition, during fiscal 2001, the Company purchased $421,913 in office and store supplies from ECHO, LLC.

        The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company. The Indemnity Agreements provide that the Company will indemnify each indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the indemnitee, including, but not limited to, judgments, fines, settlements and expenses of defense, payable by reason of the fact that the indemnitee is or was a director of the Company or is or was serving, at our request, as a director, officer, employee or agent of another corporation, provided it is determined that the indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Company, unless the Company, independent legal counsel or stockholders determine that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Company or its stockholders.

        The Company believes that the terms of all transactions described above are no less favorable than terms that could have been obtained from third parties. All transactions between the Company and its officers or directors are subject to approval by a majority of the disinterested members of the Board of Directors.

STOCK OPTION GRANTS

        The following table sets forth, with respect to the Named Executives, all current executive officers as a group, all current non-employee directors as a group, and all non-executive officers and employees as a group, the number of shares of Common Stock subject to options granted under the Stock Plan as of April 25, 2002, and the average per-share exercise price of such options.

	Options Granted
Name of Individual or Identity of Group	Number of Shares Subject To Options	Average Per-Share Exercise Price(1)
Joe Thomas Malugen	—	$—
H. Harrison Parrish	—	—
J. Steven Roy	556,250	4.95
Jeffrey S. Stubbs	188,683	3.72
S. Page Todd	448,500	6.07
Executive officer group (10 persons)	1,609,512	4.67
Non-employee director group (3 persons)	532,500	7.36
Non-executive officer and employee group (169 persons)	1,304,562	6.32

(1)
These amounts are based on a weighted average exercise price that is obtained by multiplying all options by their exercise price and then dividing by the total number of options for such category. The closing price of the common stock issuable upon the exercise of options under our stock option plan as of April 25, 2002 was $17.64 per share.

        The following is a summary of the Stock Plan.

        General. The Plan Administrator has the authority to grant either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and other incentive grants. The Stock Plan provides that options may be granted thereunder to key employees, officers, directors or other persons providing significant services to the Company.

        Administration. The Stock Plan provides that it shall be administered by a committee established by the Board of Directors comprised of two or more "Non-Employee Directors" of the Board, as defined in Rule 16b-3 under the Exchange Act or any successor rule thereto, or by the full Board.

        Terms of Grants. The Plan Administrator determines the terms of grants of options, stock appreciation rights ("SARs"), shares of restricted stock or stock bonuses under the Stock Plan. Each grant of an option, SAR or restricted stock is evidenced by a stock option agreement, stock appreciation right agreement or restricted stock agreement. Grants are also subject to the following terms and conditions:

        (a) Stock Options. The term of each option and the manner in which it may be exercised are determined by the Plan Administrator; provided, however, that no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option to an eligible employee owning more than 10% of the Company's outstanding securities, no more than five years. Payment for the shares purchased upon exercise of an option may be in cash, or with the Plan Administrator's consent, in shares of the Company's Common Stock. The Stock Plan provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        (b) Terms of Stock Appreciation Rights. The Plan Administrator may grant SARs either alone or in conjunction with all or part of an option. Upon the exercise of an SAR, a holder generally is entitled, without payment to the Company, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of an SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of an SAR may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Plan Administrator.

        An SAR is exercisable only at the time or times established by the Plan Administrator. If an SAR is granted in connection with an option, the following rules also apply: (1) the SAR is exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the option, the related SAR or portion thereof terminates.

        (c) Terms of Restricted Stock and Stock Bonuses. The purchase price of restricted shares of Common Stock offered for sale under the Stock Plan, the vesting schedule and all other terms, conditions and restrictions of the issuance of restricted stock will be determined by the Plan Administrator, in its discretion, subject to the terms of the Stock Plan. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued. The restricted stock may be issued for such consideration (including promissory notes and services) as determined by the Plan Administrator.

        Upon sale and issuance of restricted stock or stock bonuses to an officer, key employee or other person providing significant services to the Company, the Company will issue certificates evidencing the stock but will retain possession of the certificates until the shares have vested, at which time the certificates representing the vested shares will be delivered to the issuee. In the event the restricted stock is paid for by delivery of a promissory note, however, all restricted stock generally will be required to be pledged to the Company until the promissory note relating thereto is paid in full.

        A person who receives restricted stock or a stock bonus will be entitled to vote the stock and to receive any dividends or other distributions declared with respect to the stock so long as he remains in the employ of or continues to provide services to the Company; provided, however, that all dividends or other distributions paid by the Company with respect to such shares of stock shall be retained by the Company until the shares of Common Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts will be paid to the recipient.

        (d) All Grants

                (i) Termination of Employment. If the holder's employment terminates for any reason other than death, disability or retirement, options and SARs under the Stock Plan may be exercised no later than 30 days after such termination and may be exercised only to the extent the option or SAR was exercisable as of the date of such termination. If the holder's employment terminates because of the retirement or disability of the holder, then options and SARs under the Stock Plan may be exercised no later than three months after such termination and may be exercised only to the extent the options or SARs were exercisable at the date of such retirement or disability. If a holder's employment terminates, any non-vested portions of restricted stock awards or stock bonuses will be repurchased by the Company at a price equal to the purchase price paid therefor, subject to any applicable restrictions on the repurchase of shares by the Company.

                (ii) Death of Holder. If a holder should die while employed by the Company, options and SARs may be exercised at any time within twelve months after death, but only to the extent the options and SARs would have been exercisable on the date of death.

                (iii)  Non-Transferability of Awards. Options and SARs are non-transferable by the holder other than by will or the laws of descent and distribution, or, except in the case of incentive stock options, pursuant to a qualified domestic relations order defined under the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, and is exercisable during the holder's lifetime only by such holder, or, in the event of death, by the holder's estate or by a person who acquires the right to exercise the option or SARs by bequest or inheritance.

        Federal Income Tax Aspects. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Stock Plan based on Federal income tax laws in effect on January 6, 2002. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        (a) Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        (b) Incentive Stock Options. In general, no income will be recognized by an optionee upon the grant or exercise of an incentive stock option (although the difference between the value of the shares and the exercise price at the date of exercise is treated as income for purposes of the alternative minimum tax). If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain or any loss realized by the participant generally will be taxed as short-term or long-term capital gain or loss depending on the holding period. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        (c) Stock Appreciation Rights. There are no federal tax consequences to the recipient of an SAR upon its grant. A holder exercising SARs will generally recognize compensation income in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise of the SAR in the tax year in which payment is made in respect of the SAR. The Company will normally be entitled to a tax deduction for an equivalent amount for the same year.

        (d) Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses generally will not be taxable to the recipient until they have vested (i.e., the date when they are no longer subject to repurchase by the Company or, if the recipient is potentially subject to liability under Section 16(b) of the Exchange Act, when a sale would not subject the shareholder to liability under Section 16(b), whichever is later). The tax will be imposed at ordinary income rates on the difference between the fair market value of the restricted stock on the date of vesting and its issue price. Alternatively, the recipient may elect under Section 83(b) of the Code to be taxed in the year he received the restricted stock. If the recipient makes the Section 83(b) election, he will be taxed at ordinary income rates on the difference between the fair market value of the restricted stock on the date issued and its issue price, and no additional tax will be imposed when the restricted stock vests. The Section 83(b) election is irrevocable and must be made within 30 days of the issuance of the restricted stock. Any subsequent increase or decrease in the fair market value of the restricted stock will be taxed as a capital gain or loss when the restricted stock is sold. In the event that a recipient of restricted stock terminates employment during any vesting or other restriction period and forfeits his shares, no deduction may be claimed for the income recognized by reason of the Section 83(b) election. The Company generally will be entitled to a deduction in the amount of the ordinary income reportable by the recipient for the year in which it is reportable.

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

        The Company's Certificate of Incorporation (the "Certificate") presently authorizes up to 35,000,000 shares of Common Stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $0.10 par value. At the Record Date, there were 27,485,088 shares of Common Stock issued and outstanding and 3,581,574 shares of Common Stock reserved for future issuance upon the exercise of outstanding stock options. In addition, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission on April 11, 2002 for an offering of 8,250,000 shares of Common Stock, pursuant to which the Company is offering 3,900,000 shares; however, the registration statement has not yet become effective. At the Record Date, there were no shares of Preferred Stock issued or outstanding. After giving effect to the shares that are already reserved for issuance under the Stock Plan, and the shares that are anticipated to be issued by the Company pursuant to the pending stock offering, 33,338 shares of Common Stock and 2,000,000 shares of Preferred Stock are available for future issuance.

        The Board of Directors has adopted a resolution proposing that the Certificate be amended to increase the number of shares of Common Stock that the Company is authorized to issue from 35,000,000 to 65,000,000. If approved by stockholders, such additional authorized shares would be available for issuance at the discretion of the Board of Directors, without further stockholder approval (subject to applicable NASDAQ requirements and Delaware law), to take advantage of future opportunities for equity financing, in connection with acquisitions, in connection with stock dividends and split-ups of Common Stock, and for other corporate purposes, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. The adoption of the proposed amendment will have no effect on the issued and outstanding shares of Common Stock or any rights of the holders of the Common Stock, and will have no effect on the authorized Preferred Stock.

        The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its stockholders. Any future issuance of Common Stock or securities convertible into Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock that the Company may issue in the future. The Company has no arrangement, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed amendment to the Certificate.

        The authorized but unissued shares of Common Stock could be used by incumbent management and the Board of Directors to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of the Company. For example, such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. However, this proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company.

        In addition, the increase in authorized Common Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction that may not be in the best interest of all of the stockholders, since the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of the Company's voting stock by directors and executive officers, see "Voting Securities and Principal Holders Thereof" and "Compensation of Directors and Executive Officers."

  The text of the proposed amendment increasing the authorized Common Stock is set forth below.

  "Resolved, that the first paragraph of Article Fourth of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

  FOURTH:

          1. The Corporation is authorized to issue two classes of stock, to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares that the Corporation is authorized to issue is sixty-seven million (67,000,000) shares. The number of shares of Common Stock authorized to be issued is sixty-five million (65,000,000), with a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is two million (2,000,000), with a par value of $0.10 per share."

        Under the provisions of Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to adopt the proposed amendment. The Board of Directors recommends a vote FOR the proposal to increase the authorized Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of copies of reports filed with the SEC and submitted to the Company since December 31, 2000, and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exception described below, all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year.

        On December 21, 2001, Mr. Malugen filed a Form 5 for the year 2000 to report vested stock options to purchase 8,700 shares of the Company's Common Stock held by his spouse, a former employee of the Company whom he married in November 2000. Mr. Malugen disclaimed all beneficial ownership of such securities. On April 9, 2002, Mr. Smith filed a Form 5 to report a Form 4 Transaction for October 1998 with respect to the sale of 1,000 shares of the Company's Common Stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 2003 Annual Meeting must be received by the Company no later than January 6, 2003, to be included in the proxy material for the 2003 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company, c/o S. Page Todd, Secretary of the Company, 900 West Main Street, Dothan, Alabama 36301, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

OTHER MATTERS

        The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

        THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                    By Order of the Board of Directors

                    Joe Thomas Malugen
                     Chairman of the Board

May 18, 2002

APPENDIX "A"

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF MOVIE GALLERY, INC.

PURPOSES:

        The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

        The Audit Committee will consist of three members of the Board, all of whom shall be independent directors, in accordance with Nasdaq rules. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors and reviewing any matters that might impact the auditors' independence from the Company.

  2.
  Reviewing the plan for the audit and related services.

  3.
  Reviewing audit results and financial statements.

  4.
  Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices.

  5.
  Reviewing with management the adequacy of the Company's system of internal accounting controls.

  6.
  Determining the necessity and overseeing the effectiveness of the internal audit function, including review of summary of findings.

  7.
  Reviewing compliance with the U.S. Foreign Corrupt Practices Act and the Company's internal policy prohibiting insider trading in the Company's stock.

  8.
  Reviewing compliance with SEC requirements for financial reporting (e.g. 10-K, 10-Q, etc.) and disclosure of auditor's services and Audit Committee members and activities.

  9.
  Reviewing related-party transactions for potential conflicts of interest.

  10.
  Reviewing with corporate management and the independent auditors the policies and procedures with respect to corporate officers expense accounts and perquisites, including their use of corporate assets.

  11.
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

A-1

MEETINGS:

        The Audit Committee will meet formally at least two times a year. The Audit Committee may establish its own schedule of meetings, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the Chief Executive Officer and President and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such time as it deems appropriate, to review the independent auditor's examination and management report and will meet separately with the auditors to inquire as to the effectiveness of the Company's system of internal controls and effectiveness of its financial and accounting personnel.

REPORT:

        Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Director's meeting to assist in reporting the results of the annual audit or to answer other director's questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

        The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

A-2

MOVIE GALLERY, INC.
COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Common Stock of MOVIE GALLERY, INC. (the "Company") hereby appoints JOE THOMAS MALUGEN and H. HARRISON PARRISH, and each of them, proxies of the undersigned, each with full power to act without the other and with the power of substitutions, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton—Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, June 13, 2002, at 10:00 a.m. (Eastern Time), and at any adjournments thereof, and to vote all shares of Common Stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held June 13, 2002, the Proxy Statement and the Annual Report to Stockholders for the fiscal year ended January 6, 2002, furnished herewith.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

X    Please mark votes as in this example.

1.	Election of Directors. Nominees standing for election: Malugen, Parrish, Snow, Sigoloff and Smith
	FOR	WITHHOLD AUTHORITY
For all nominees except as noted above
2.	Proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 to 65,000,000.
	FOR	AGAINST	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature:

Signature:

Date:

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
Comparison of Cumulative Total Return
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OPTION GRANTS
AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS